Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$22,499,660
Unrealized Gain (Loss) on Market Value of Commodity Futures	(40,915,530)
Dividend Income	289,427
Interest Income	111,698
ETF Transaction Fees	1,750
Total Income (Loss)	$(18,012,995)

Expenses
General Partner Management Fees	$70,965
Professional Fees	33,931
Brokerage Commissions	6,467
Directors' Fees and Insurance	2,224
License Fees	1,775
Total Expenses	$115,362
Net Income (Loss)	$(18,128,357)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/26	$137,632,255
Additions (150,000 Shares)	17,369,228
Withdrawals (100,000 Shares)	(11,131,440)
Net Income (Loss)	(18,128,357)

Net Asset Value End of Month	$125,741,686
Net Asset Value Per Share (1,200,000 Shares)	$104.78

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596